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As filed with the Securities and Exchange Commission on May 18, 2004

Registration No. 333-110932

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 6
to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Coldwater Creek Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-0419266 (I.R.S. Employer Identification Number)

One Coldwater Creek Drive
Sandpoint, Idaho 83864
(208) 263-2266
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Dennis C. Pence, Chairman and Chief Executive Officer
Coldwater Creek Inc.
One Coldwater Creek Drive
Sandpoint, Idaho 83864
(208) 263-2266
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John E. Hayes III, Esq. Hogan & Hartson L.L.P. 1470 Walnut Street, Suite 200 Boulder, Colorado 80302 (720) 406-5300	Danielle Carbone, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        The purpose of this amendment no. 6 to the registration statement is to file a certain exhibit to the registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16: Exhibits

Please see the Exhibit Index immediately following the signature page.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment number six to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sandpoint, state of Idaho, on May 18, 2004.

COLDWATER CREEK INC.

By:	/s/ DENNIS C. PENCE Dennis C. Pence Chairman and Chief Executive Officer

        Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENNIS C. PENCE Dennis C. Pence	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 18, 2004
/s/ MELVIN DICK Melvin Dick	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 18, 2004
/s/ DUANE A. HUESERS Duane A. Huesers	Vice President of Finance (Principal Accounting Officer)	May 18, 2004
* James R. Alexander	Director	May 18, 2004
* Michelle Collins	Director	May 18, 2004
* Warren Hashagen	Director	May 18, 2004
* Curt Hecker	Director	May 18, 2004

* Robert H. McCall	Director	May 18, 2004
* Ann Pence	Director	May 18, 2004
* Georgia Shonk-Simmons	President, Chief Merchandising Officer, and Director	May 18, 2004
*By:	/s/ MELVIN DICK Melvin Dick, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description of Document
1.1	*	Form of Underwriting Agreement
4.1	†	Specimen of Stock Certificate (filed with the Company's S-1/A, File No. 333-16651)
5.1		Opinion of Hogan & Hartson L.L.P.
23.1	†	Consent of KPMG LLP
23.2		Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
24.1	†	Power of Attorney (included on the signature page to the Company's Form S-3, File No. 333-110932)

†
Previously filed

*
The form of Underwriting Agreement filed herewith supercedes the form of Underwriting Agreement previously filed by the Registrant.

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SIGNATURES
EXHIBIT INDEX